Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officers of Anika Therapeutics, Inc. (the “Company”) hereby certify to their knowledge and in their respective capacities that the Company’s quarterly report on Form 10-Q to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 26, 2019	/s/ JOSEPH G. DARLING
Joseph G. Darling.
President and Chief Executive Officer
Principal Executive Officer

Date: July 26, 2019	/s/ SYLVIA CHEUNG
Sylvia Cheung
Chief Financial Officer
Principal Financial Officer

This certification shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference into any filing, under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.